Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE OFFERPAD SOLUTIONS INC.	)	C.A. No. 2023-0298-LWW
)

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Offerpad Solutions Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this      day of         , 2023, that:

1. The New Certificate of Incorporation, including the filing and effectiveness thereof, is hereby validated and declared effective as of 9:37 a.m. (EDT) on September 1, 2021.1

2. All shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation, including 223,528,935 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock issued by the Company pursuant to the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares.

3. The above-captioned action is hereby CLOSED.

The Honorable Lori W. Will

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Lori W. Will

File & Serve
Transaction ID:	69666806

Current Date:	Mar 29, 2023

Case Number:	2023-0298-LWW

Case Name:	In re Offerpad Solutions Inc.

Court Authorizer:	Lori W. Will

Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court’s March 29, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will